                                   FIRST AMENDMENT
                             TO EXCEPTED HOLDER AGREEMENT

     THIS FIRST AMENDMENT TO EXCEPTED HOLDER AGREEMENT (this "AMENDMENT") is made and entered into as of January 20, 1998 by and between MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation (the "COMPANY"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation (the "INVESTOR").

                                   R E C I T A L S

     A. The Company and the Investor previously entered into that certain MIT-Investor Excepted Holder Agreement, dated as of September 24, 1997 (the "ORIGINAL AGREEMENT;" capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Original Agreement), pursuant to which the Company granted Investor a special Excepted Holder Limit in connection with Investor's acquisition of the Company's Common Stock.

     B. The Company and Investor now seek to modify the definition of the Excepted Holder Limit set forth in the Original Agreement so as to include certain shares of the Company's Equity Common Stock owned from time to time by certain subsidiaries of Investor within the definition of Investor's Excepted Holder Limit.

          NOW THEREFORE, in furtherance of the foregoing recitals and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows.

                                  A G R E E M E N T

     1. MODIFICATION OF EXCEPTED HOLDER LIMIT FOR INVESTOR. The Company, effective as of the date of this Amendment, has modified the Excepted Holder Limit for Investor and its successors and permitted assigns by adopting a resolution of its Board of Directors (the "SUBSEQUENT RESOLUTION") in the form attached to hereto as ATTACHMENT A. The Excepted Holder Limit set forth on ATTACHMENT A shall inure to the benefit of Investor and its successors and permitted assigns from and after the date hereof. EXHIBIT A as attached to the Original Agreement is hereby amended and restated in its entirety as set forth on ATTACHMENT A hereto.

     2. FULL FORCE AND EFFECT. Except as expressly modified pursuant to this Amendment, all of the terms, covenants and provisions of the Original Agreement shall continue in full force and effect.

     3. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

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     Each of the parties has caused this Amendment to be signed by its duly authorized officers as of the date set first set forth above.


COMPANY:                                INVESTOR:

MERIDIAN INDUSTRIAL TRUST, INC.,        THE PRUDENTIAL INSURANCE
a Maryland Corporation                  COMPANY OF AMERICA,
                                        a New Jersey corporation, individually
                                        and on behalf of the separate accounts
                                        listed on ATTACHMENT B


By:  /s/ Robert A. Dobbin               By:    /s/ Joel W. Stoesser
     --------------------------                ----------------------------
     Name:  Robert A. Dobbin            Name:  Joel W. Stoesser
     Title: Secretary                   Title: Managing Director

                                     ATTACHMENT A

                                 AMENDED AND RESTATED
                                  MIT -- PRUDENTIAL
                           EXCEPTED HOLDER LIMIT RESOLUTION


     In accordance with Article 5 of the Company's Third Amended and Restated Articles of Incorporation ("ARTICLES"), the Board has determined that, effective upon the REIT Ownership Date (capitalized terms used in this resolution that are not otherwise defined shall have the meanings given to those terms in the Articles), and subject to adjustment as set forth below:

          1. An Excepted Holder Limit of 30% of the number of outstanding shares of the Company's Common Stock shall apply to The Prudential Insurance Company of America, its successors and permitted assigns; PROVIDED, HOWEVER, that in the event of a redemption, repurchase or cancellation of shares of Common Stock or similar action on the part of the Company that results in the number of shares of Common Stock then Beneficially or Constructively Owned by Prudential representing a greater percentage of the outstanding shares of Common Stock, such Ownership Limit shall be increased proportionately; PROVIDED, FURTHER that such Excepted Holder Limit shall be automatically increased from time to time by an aggregate amount up to the greater of (A) 1,000,000 shares of the Company's Common Stock or (B) 3% of the number of the Company's Common Stock then outstanding, to include any shares held or acquired in good faith, with a view to distribution thereof, by Prudential Securities Incorporated or any other wholly-owned subsidiary of Prudential that is a registered "broker" or "dealer" (as such terms are defined in the Securities Exchange Act of 1934, as amended), acting in the ordinary course of its business of distributing securities, for so long as such entity holds such shares;

          2. As to each Person that is deemed to Beneficially Own or Constructively Own an interest in shares of the Company that are held by Prudential, that Person's deemed indirect interest in the shares held by Prudential shall be disregarded for purposes of applying the Ownership Limit to that Person, provided, however, if such a Person also Beneficially or Constructively Owns an interest in other shares of the Company, the interest held through Prudential shall not be so disregarded; and

          3. When Prudential sells or otherwise transfers ownership of shares of the Company outside of Prudential, the Excepted Holder Limit then applicable to Prudential shall be reduced by the interest that is sold or transferred, but the limit applicable to Prudential shall not be reduced below the basic Ownership Limit.

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                                     ATTACHMENT B


1.   Western Conference of Teamsters Pension Trust Fund.

2. The Prudential Variable Contract Real Property Partnership, the partners of which are the Prudential Insurance Company of America ("Prudential"), on behalf of the Prudential Variable Contract Real Property Account, Pruco Life Insurance Company (a separate account of Prudential), on behalf of Pruco Life Variable Contract Real Property Account, and Pruco Life Insurance Company of New Jersey (a separate account of Prudential), on behalf of the Pruco Life of New Jersey Variable Contract Real Property Account.

3.   Strategic Performance Fund-II, Inc.

4.   The Chevron Separate Account.

5.   Strategic Performance Fund I Separate Account.